AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 2000
                          REGISTRATION STATEMENT NOS. 333-_____ AND 333-_____-01
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
    FPL GROUP, INC.                  FLORIDA                    59-2449419
 FPL GROUP CAPITAL INC               FLORIDA                    59-2576416
 (Exact name of each       (State or other jurisdiction      (I.R.S. Employer
registrant as specified        of incorporation or           Identification No.)
    in its charter)               organization)
                                ----------------
                             700 Universe Boulevard
                            Juno Beach, Florida 33408
                                 (561) 694-4000
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                                ----------------

       Dennis P. Coyle          Jeffrey I. Mullens, P.A.   Robert J. Reger, Jr., Esq.
General Counsel and Secretary   Steel Hector & Davis LLP    Thelen Reid & Priest LLP
       FPL Group, Inc.          1900 Phillips Point West      40 West 57th Street
    700 Universe Boulevard      777 South Flagler Drive     New York, New York 10019
  Juno Beach, Florida 33408  West Palm Beach, Florida 33401      (212) 603-2000
        (561) 694-4644               (561) 650-7257

   (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                                ----------------
It is respectfully requested that the Commission also send copies of all notices, orders and communications to:

                             Richard L. Harden, Esq.
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                            New York, New York 10004
                                 (212) 858-1000
                                ----------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions and other factors.
                                ----------------
          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
======================================================================================
Title of Each Class of Securities       Proposed Maximum Aggregate    Amount of
to be Registered                        Offering Price (1)            Registration Fee
--------------------------------------------------------------------------------------
FPL Group Capital Inc Debt Securities         $400,000,000              $105,600
FPL Group, Inc. Guarantee                          (2)                      (3)
======================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").
(2) The value attributable to the FPL Group, Inc. Guarantee, if any, is reflected in the market price of the FPL Group Capital Inc Debt Securities.
(3) Pursuant to Rule 457(n) under the Securities Act, no separate fee for the FPL Group, Inc. Guarantee attributable to the FPL Group Capital Inc Debt Securities registered pursuant hereto shall be payable.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT WILL BE USED AS A COMBINED PROSPECTUS IN CONNECTION WITH THIS REGISTRATION STATEMENT AND REGISTRATION STATEMENT FILE NOS. 333-87941 AND 333-87941-01.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================

The information in this prospectus is not complete and may be changed. FPL Group Capital may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JUNE 14, 2000

PROSPECTUS




                                  $500,000,000

                              FPL GROUP CAPITAL INC

                                 DEBT SECURITIES


             THE DEBT SECURITIES WILL BE ABSOLUTELY, IRREVOCABLY AND
                          UNCONDITIONALLY GUARANTEED BY

                                 FPL GROUP, INC.


               ---------------------------------------------------


          FPL Group Capital Inc may issue from time to time up to $500,000,000 of its unsecured debt securities. FPL Group Capital Inc's corporate parent, FPL Group, Inc., has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on these debt securities.

          FPL Group Capital will provide specific terms of these debt securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

          FPL Group Capital may offer these debt securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The "Plan of Distribution" section on page 16 of this prospectus also provides more information on this topic.

          Both FPL Group Capital's and FPL Group's principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

               ---------------------------------------------------


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                                 _________, 2000

                       WHERE YOU CAN FIND MORE INFORMATION

          FPL Group files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by FPL Group with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

          In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including FPL Group. FPL Group also maintains an Internet site (http://www.fplgroup.com).

          FPL Group Capital does not file reports or other information with the SEC. FPL Group includes summarized financial information relating to FPL Group Capital in some of its reports filed with the SEC. FPL Group does not intend to include any separate financial information with respect to FPL Group Capital in its consolidated financial statements because FPL Group and FPL Group Capital have determined that this information is not material to the holders of these debt securities.

                           INCORPORATION BY REFERENCE

          The SEC allows FPL Group Capital and FPL Group to "incorporate by reference" the information that FPL Group files with the SEC, which means that FPL Group Capital and FPL Group may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that FPL Group files in the future with the SEC will automatically update and supersede this information. FPL Group Capital and FPL Group are incorporating by reference the documents listed below and any future filings FPL Group makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until FPL Group Capital sells all of these debt securities:

          (1) FPL Group's Annual Report on Form 10-K for the year ended December 31, 1999; and

          (2) FPL Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

          You may request a copy of these documents, at no cost to you, by writing or calling Robert J. Reger, Jr., Esq., Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York, 10019, (212) 603-2000.


                           SAFE HARBOR STATEMENT UNDER
              THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

          In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, FPL Group and FPL Group Capital are hereby filing cautionary statements identifying important factors that could cause FPL Group's and FPL Group Capital's actual results to differ materially from those projected in forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of FPL Group or FPL Group Capital which are made in this prospectus or any supplement to this prospectus, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result", "are expected to", "will continue", "is anticipated", "estimated", "projection" or "outlook") are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any of those statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that could cause FPL Group's or FPL Group Capital's actual results to differ materially from those contained in forward-looking statements made by or on behalf of FPL Group or FPL Group Capital.

          Any forward-looking statement speaks only as of the date on which that statement is made, and neither FPL Group nor FPL Group Capital undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

          Some important factors that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements include changes in laws or regulations and changing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Florida Public Service Commission and the Nuclear Regulatory Commission, with respect to:

          (1) allowed rates of return, including return on common equity and equity ratio limits,

          (2) industry and rate structure,

          (3) operation of nuclear power facilities,

          (4) acquisition, disposal, depreciation and amortization of assets and facilities,

          (5) operation and construction of plant facilities,

          (6) recovery of fuel and purchased power costs,

          (7) decommissioning costs, and

          (8) present or prospective wholesale and retail competition, including retail wheeling and transmission costs.

          The business and profitability of FPL Group and FPL Group Capital are also influenced by economic and geographic factors including:

          (1) political and economic risks,

          (2) changes in and compliance with environmental and safety laws and policies,

          (3) weather conditions, including natural disasters such as hurricanes,

          (4) population growth rates and demographic patterns,

          (5) competition for retail and wholesale customers,

          (6) availability, pricing and transportation of fuel and other energy commodities,

          (7) market demand for energy from generating plants or facilities,

          (8) changes in tax rates or policies or in rates of inflation or in accounting standards,

          (9) unanticipated delays or changes in costs for capital projects,

          (10) unanticipated changes in operating expenses and capital expenditures,

          (11) capital market conditions,

          (12) competition for new energy development opportunities, and

          (13) legal and administrative proceedings, whether civil, such as environmental, or criminal, and settlements.

          All of these factors are difficult to predict and contain uncertainties that may materially affect actual results and are beyond the control of FPL Group and FPL Group Capital.


                                FPL GROUP CAPITAL

          FPL Group Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of FPL Group. FPL Group Capital holds the capital stock of, and provides funding for, FPL Group's operating subsidiaries other than Florida Power & Light Company. These operating subsidiaries' business activities primarily consist of independent power projects.


                                    FPL GROUP

          FPL Group is a holding company incorporated in 1984 as a Florida corporation. FPL Group's principal subsidiary, Florida Power & Light Company, is engaged in the generation, transmission, distribution and sale of electric energy. Other operations are conducted through FPL Group Capital.


                                 USE OF PROCEEDS

          Unless otherwise stated in a prospectus supplement, FPL Group Capital will add the net proceeds from the sale of these debt securities to its general funds. FPL Group Capital uses its general funds for corporate purposes, including to repay short-term borrowings and to redeem or repurchase outstanding long-term debt obligations. FPL Group Capital will temporarily invest any proceeds that it does not need to use immediately in short-term instruments.


                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

          The following table shows FPL Group's consolidated ratio of earnings to fixed charges for each of its last five fiscal years:

                         Fiscal years ended December 31,

     1999           1998           1997           1996           1995
     ----           ----           ----           ----           ----
     5.26           3.88           4.09           4.20           3.97


          FPL Group's consolidated ratio of earnings to fixed charges for the three months ended March 31, 2000 was 3.63.

                     DESCRIPTION OF OFFERED DEBT SECURITIES

          GENERAL. FPL Group Capital will issue these debt securities, in one or more series, under an Indenture, dated as of June 1, 1999, between FPL Group Capital and The Bank of New York, as Trustee. This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the "Indenture." The Bank of New York, as Trustee under the Indenture, is referred to in this prospectus as the "Indenture Trustee." These debt securities are referred to in this prospectus as the "Offered Debt Securities."

          The Indenture provides for the issuance of debentures, notes or other debt by FPL Group Capital in an unlimited amount from time to time. The Offered Debt Securities and all other debentures, notes or other debt of FPL Group Capital issued under the Indenture are collectively referred to in this prospectus as the "Debt Securities."

          This section briefly summarizes some of the terms of the Offered Debt Securities and some of the provisions of the Indenture and uses some terms that are not defined in this prospectus but that are defined in the Indenture. This summary does not contain a complete description of the Offered Debt Securities. You should read this summary together with the Indenture and the officer's certificates or other documents establishing the Offered Debt Securities for a complete understanding of the provisions that may be important to you and for the definitions of some terms used in this summary. The Indenture, the form of officer's certificate that may be used to establish a series of Offered Debt Securities and a form of Offered Debt Securities are on file with the SEC and are incorporated by reference in this prospectus. In addition, the Indenture is subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act for a complete understanding of provisions that may be important to you.

          Each series of Offered Debt Securities will have different terms. FPL Group Capital will include all of the following information about a specific series of Offered Debt Securities in the prospectus supplement(s) relating to those Offered Debt Securities:

          (1) the title of those Offered Debt Securities,

          (2) any limit upon the aggregate principal amount of those Offered Debt Securities,

          (3) the date(s) on which FPL Group Capital will pay the principal of those Offered Debt Securities,

          (4) the rate(s) of interest on those Offered Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which FPL Group Capital will pay interest and the record date for any interest payable on any interest payment date,

          (5) the person to whom FPL Group Capital will pay interest on those Offered Debt Securities on any interest payment date, if other than the person in whose name those Offered Debt Securities are registered at the close of business on the record date for that interest payment,

          (6) the place(s) at which or methods by which FPL Group Capital will make payments on those Offered Debt Securities and the place(s) at which or methods by which the registered owners of those Offered Debt Securities may transfer or exchange those Offered Debt Securities and serve notices and demands to or upon FPL Group Capital,

          (7) the Security Registrar and any Paying Agent or Agents for those Offered Debt Securities,

          (8) any date(s) on which the price(s) at which and the terms and conditions upon which FPL Group Capital may, at its option, redeem those Offered Debt Securities, in whole or in part, and any restrictions on those redemptions,

          (9) any sinking fund or other provisions or options held by the registered owners of those Offered Debt Securities that would obligate FPL Group Capital to repurchase or redeem those Offered Debt Securities,

          (10) the denominations in which FPL Group Capital may issue those Offered Debt Securities, if other than denominations of $1,000 and any integral multiple of $1,000,

          (11) the currency or currencies in which FPL Group Capital may pay the principal of or premium, if any, or interest on those Offered Debt Securities (if other than in U.S. dollars),

          (12) if FPL Group Capital or a registered owner may elect to make, or receive, principal of or premium, if any, or interest on that Offered Debt Security in a currency other than that in which that Offered Debt Security is stated to be payable, the terms and conditions upon which that election may be made,

          (13) if FPL Group Capital will, or may, pay the principal of or premium, if any, or interest on those Offered Debt Securities in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which FPL Group Capital or a registered owner may elect to receive those payments,

          (14) if the amount payable in respect of principal of or premium, if any, or interest on those Offered Debt Securities may be determined by reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which those amounts will be determined,

          (15) the portion of the principal amount of those Offered Debt Securities that FPL Group Capital will pay upon declaration of acceleration of the maturity of those Offered Debt Securities, if other than the entire principal amount of those Offered Debt Securities,

          (16) any events of default with respect to those Offered Debt Securities and any covenants of FPL Group Capital for the benefit of the registered owners of those Offered Debt Securities, other than those specified in the Indenture,

          (17) the terms, if any, pursuant to which those Offered Debt Securities may be converted into or exchanged for shares of capital stock or other securities of FPL Group Capital or any other entity,

          (18) a definition of "Eligible Obligations" under the Indenture with respect to those Offered Debt Securities denominated in a currency other than U.S. dollars, and any other provisions for the reinstatement of FPL Group Capital's indebtedness in respect of those Offered Debt Securities after their satisfaction and discharge,

          (19) if FPL Group Capital will issue those Offered Debt Securities in global form, necessary information relating to the issuance of those Offered Debt Securities in global form,

          (20) if FPL Group Capital will issue those Offered Debt Securities as bearer securities, necessary information relating to the issuance of those Offered Debt Securities as bearer securities,

          (21) any limits on the rights of the registered owners of those Offered Debt Securities to transfer or exchange those Offered Debt Securities or to register their transfer, and any related service charges,

          (22) any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of Business Day with respect to those Offered Debt Securities,

          (23) other than the Guarantee described under "Description of the Guarantee" below, any collateral security, assurance, or guarantee for those Offered Debt Securities, and

          (24) any other terms of those Offered Debt Securities that are not inconsistent with the provisions of the Indenture (Indenture, Section
          301).

          FPL Group Capital may sell Offered Debt Securities at a discount below their principal amount. Some of the important United States Federal income tax considerations applicable to Offered Debt Securities sold at a discount below their principal amount may be described in the related prospectus supplement. In addition, some of the important United States Federal income tax or other considerations applicable to any Offered Debt Securities that are denominated in a currency other than U.S. dollars may be described in the related prospectus supplement.

          Except as otherwise stated in the related prospectus supplement, the covenants in the Indenture would not give registered owners of Offered Debt Securities protection in the event of a highly-leveraged transaction involving FPL Group Capital.

          SECURITY AND RANKING. The Offered Debt Securities will be unsecured obligations of FPL Group Capital. The Indenture does not limit FPL Group Capital's ability to provide security with respect to other Debt Securities. All Debt Securities issued under the Indenture will rank equally and ratably with all other Debt Securities issued under the Indenture, except to the extent that FPL Group Capital elects to provide security with respect to any Debt Security without providing that security to all outstanding Debt Securities as allowed under the Indenture. The Indenture does not limit FPL Group Capital's ability to issue other unsecured debt.

          FPL Group Capital is a holding company that derives substantially all of its income from its subsidiaries. The Debt Securities therefore will be effectively subordinated to debt and preferred stock issued by those subsidiaries. The Indenture does not limit the amount of debt and preferred stock issuable by FPL Group Capital's subsidiaries.

          PAYMENT AND PAYING AGENTS. Except as stated in the related prospectus supplement, on each interest payment date FPL Group Capital will pay interest on each Offered Debt Security to the person in whose name that Offered Debt Security is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Offered Debt Securities mature, FPL Group Capital will pay the interest to the person to whom it pays the principal. Also, if FPL Group Capital has defaulted in the payment of interest on any Offered Debt Security, it may pay that defaulted interest to the registered owner of that Offered Debt Security:

          (1) as of the close of business on a date that the Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that FPL Group Capital proposes to pay the defaulted interest, or

          (2) in any other lawful manner that does not violate the requirements of any securities exchange on which that Offered Debt Security is listed and that the Indenture Trustee believes is acceptable (Indenture, Section 307).

          Unless otherwise stated in the related prospectus supplement, at the maturity of a series of Offered Debt Securities, FPL Group Capital will pay their principal and any premium and interest when they are presented at the main corporate trust office of The Bank of New York, as Paying Agent, in The City of New York. FPL Group Capital may change the place of payment on the Offered Debt Securities, appoint one or more additional Paying Agents, including itself, and remove any Paying Agent (Indenture, Section 602).

          TRANSFER AND EXCHANGE. Unless otherwise stated in the related prospectus supplement, Offered Debt Securities may be transferred or exchanged at the main corporate trust office of The Bank of New York, as Security Registrar, in The City of New York. FPL Group Capital may change the place for transfer and exchange of the Offered Debt Securities and may designate one or more additional places for that transfer and exchange.

          Except as otherwise stated in the related prospectus supplement, there will not be any service charge for any transfer or exchange of the Offered Debt Securities. However, FPL Group Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Offered Debt Securities.

          FPL Group Capital will not be required to transfer or exchange any Offered Debt Security selected for redemption. Also, FPL Group Capital will not be required to transfer or exchange any Offered Debt Security during a period of 15 days before selection of Offered Debt Securities to be redeemed (Indenture, Section 305).

          DEFEASANCE. FPL Group Capital may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Debt Securities. To do so, FPL Group Capital must irrevocably deposit with the Indenture Trustee or any Paying Agent, in trust:

          (1) money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Debt Securities, on or prior to their maturity, or

          (2) in the case of a deposit made prior to the maturity of that series of Debt Securities,

               (a) direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

               (b) certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Debt Securities, on or prior to their maturity, or

          (3) a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Debt Securities, on or prior to their maturity (Indenture, Section 701).

          LIMITATION ON LIENS. So long as any Debt Securities remain outstanding, FPL Group Capital will not secure any indebtedness with a lien on any shares of the capital stock of any of its majority-owned subsidiaries, which shares of capital stock FPL Group Capital now or hereafter directly owns, unless FPL Group Capital equally secures all Debt Securities. However, this restriction does not apply to or prevent:

          (1) any lien on capital stock created at the time FPL Group Capital acquires that capital stock, or within 270 days after that time, to secure all or a portion of the purchase price for that capital stock,

          (2) any lien on capital stock existing at the time FPL Group Capital acquires that capital stock (whether or not FPL Group Capital assumes the obligations secured by the lien and whether or not the lien was created in contemplation of the acquisition),

          (3) any extensions, renewals or replacements of the liens described in
          (1) and (2) above, or of any indebtedness secured by those liens; provided, that,

               (a) the principal amount of indebtedness secured by those liens immediately after the extension, renewal or replacement may not exceed the principal amount of indebtedness secured by those liens immediately before the extension, renewal or replacement, and

               (b) the extension, renewal or replacement lien is limited to no more than the same proportion of all shares of capital stock as were covered by the lien that was extended, renewed or replaced, or

          (4) any lien arising in connection with court proceedings; provided, that, either

               (a) the execution or enforcement of that lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that lien are being contested in good faith by appropriate proceedings,

               (b) the payment of that lien is covered in full by insurance and the insurance company has not denied or contested coverage, or

               (c) so long as that lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgement, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired.

          Liens on any shares of the capital stock of any of FPL Group Capital's majority-owned subsidiaries, which shares of capital stock FPL Group Capital now or hereafter directly owns, other than liens described in (1) through (4) above, are referred to in this prospectus as "Restricted Liens." The foregoing limitation does not apply to the extent that FPL Group Capital creates any Restricted Liens to secure indebtedness that, together with all other indebtedness of FPL Group Capital secured by Restricted Liens, does not at the time exceed 5% of FPL Group Capital's Consolidated Capitalization (Indenture,
Section 608).

          The foregoing limitation does not limit in any manner the ability of:

          (1) FPL Group Capital to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries,

          (2) FPL Group Capital or FPL Group to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions,

          (3) FPL Group to place liens on any of its assets, or

          (4) any of the direct or indirect subsidiaries of FPL Group Capital or FPL Group (other than FPL Group Capital) to place liens on any of their assets.

          CONSOLIDATION, MERGER, AND SALE OF ASSETS. Under the Indenture, FPL Group Capital may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

          (1) the entity formed by that consolidation, or the entity into which FPL Group Capital is merged, or the entity that acquires or leases FPL Group Capital's property and assets, is an entity organized and existing under the laws of the United States, any State or the District of Columbia and that entity expressly assumes FPL Group Capital's obligations on all Debt Securities and under the Indenture,

          (2) immediately after giving effect to the transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture exists, and

          (3) FPL Group Capital delivers an officer's certificate and an opinion of counsel to the Indenture Trustee, as provided in the Indenture (Indenture, Section 1101).

          The Indenture does not restrict FPL Group Capital in a merger in which FPL Group Capital is the surviving entity.

          EVENTS OF DEFAULT. Each of the following is an event of default under the Indenture with respect to the Debt Securities of any series:

          (1) failure to pay interest on the Debt Securities of that series within 30 days after it is due,

          (2) failure to pay principal or premium, if any, on the Debt Securities of that series when it is due,

          (3) failure to comply with any other covenant in the Indenture, other than a covenant that does not relate to that series of Debt Securities, that continues for 90 days after FPL Group Capital receives written notice from the Indenture Trustee or FPL Group Capital and the Indenture Trustee receive written notice from the registered owners of at least 33% in principal amount of the Debt Securities of that series,

          (4) certain events of bankruptcy, insolvency or reorganization of FPL Group Capital, and

          (5) any other event of default specified with respect to the Debt Securities of that series (Indenture, Section 801).

          An event of default with respect to the Debt Securities of a particular series will not necessarily constitute an event of default with respect to Debt Securities of any other series issued under the Indenture.

          REMEDIES. If an event of default applicable to the Debt Securities of one or more series, but not applicable to all outstanding Debt Securities, exists, then either the Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of the Debt Securities of each of those series may declare the principal of and interest on all the Debt Securities of that series to be due and payable immediately. However, under the Indenture, some Debt Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These Debt Securities are defined as "Discount Securities" in the Indenture.

          If the event of default is applicable to all outstanding Debt Securities, then only the Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Debt Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of Debt Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

          (1) FPL Group Capital deposits with the Indenture Trustee a sum sufficient to pay:

               (a) all overdue interest on all Debt Securities of that series,

               (b) the principal of and any premium on any Debt Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

               (c) interest on overdue interest for that series, and

               (d) all amounts due to the Indenture Trustee under the Indenture, and

          (2) any other event of default with respect to the Debt Securities of that series has been cured or waived as provided in the Indenture (Indenture, Section 802).

          Other than its obligations and duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the registered owners, unless those registered owners offer reasonable indemnity to the Indenture Trustee (Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Debt Securities of that series. However, if an event of default under the Indenture relates to more than one series of Debt Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Debt Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Indenture, and may not expose the Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Indenture Trustee's sole discretion, be adequate (Indenture, Section 812).

          No registered owner of Debt Securities of any series will have any right to institute any proceeding under the Indenture, or any remedy under the Indenture, unless:

          (1) that registered owner has previously given to the Indenture Trustee written notice of a continuing event of default with respect to the Debt Securities of that series,

          (2) the registered owners of a majority in aggregate principal amount of the outstanding Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, have made written request to the Indenture Trustee, and have offered reasonable indemnity to the Indenture Trustee to institute that proceeding in its own name as trustee, and

          (3) the Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with that request, within 60 days after that notice, request and offer (Indenture, Section 807).

However, these limitations do not apply to a suit instituted by a registered owner of a Debt Security for the enforcement of payment of the principal of or any premium or interest on that Debt Security on or after the applicable due date specified in that Debt Security (Indenture, Section 808).

          FPL Group Capital is required to deliver to the Indenture Trustee an annual statement as to its compliance with all conditions and covenants under the Indenture (Indenture, Section 606).

          MODIFICATION AND WAIVER. Without the consent of any registered owner of Debt Securities, FPL Group Capital and the Indenture Trustee may amend or supplement the Indenture for any of the following purposes:

          (1) to provide for the assumption by any permitted successor to FPL Group Capital of FPL Group Capital's obligations under the Indenture and the Debt Securities in the case of a merger or consolidation or a sale of its assets,

          (2) to add covenants of FPL Group Capital or to surrender any right or power conferred upon FPL Group Capital by the Indenture,

          (3) to add any additional events of default,

          (4) to change, eliminate or add any provision of the Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Debt Securities of any series or Tranche, that change, elimination or addition will become effective with respect to that series or Tranche only

               (a) when the consent of the registered owners of Debt Securities of that series or Tranche has been obtained, or

               (b) when no Debt Securities of that series or Tranche remain outstanding under the Indenture,

          (5) to provide security for all but not part of the Debt Securities,

          (6) to establish the form or terms of Debt Securities of any other series or Tranche,

          (7) to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

          (8) to accept the appointment of a successor Indenture Trustee with respect to the Debt Securities of one or more series and to change any of the provisions of the Indenture as necessary to provide for the administration of the trusts under the Indenture by more than one trustee,

          (9) to add procedures to permit the use of a non-certificated system of registration for the Debt Securities of all or any series or Tranche,

          (10) to change any place where

               (a) the principal of and premium, if any, and interest on all or any series or Tranche of Debt Securities are payable,

               (b) all or any series or Tranche of Debt Securities may be transferred or exchanged, and

               (c) notices and demands to or upon FPL Group Capital in respect of Debt Securities and the Indenture may be served, or

          (11) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Debt Securities of any series or Tranche (Indenture, Section 1201).

          The registered owners of a majority in aggregate principal amount of the Debt Securities of all series then outstanding may waive compliance by FPL Group Capital with certain restrictive provisions of the Indenture (Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Debt Security of that series affected (Indenture, Section 813).

          In addition to any amendments described above, if the Trust Indenture Act is amended after the date of the Indenture in a way that requires changes to the Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act, the Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act or to make those changes, additions or eliminations. FPL Group Capital and the Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment (Indenture, Section 1201).

          Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Debt Securities of all directly affected series, considered as one class, is required. But, if FPL Group Capital issues any series of Debt Securities in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Debt Securities of less than all of those Tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Debt Securities of all directly affected Tranches, considered as one class, will be required. However, none of those amendments or modifications may:

          (1) change the dates on which the principal of or interest on a Debt Security is due without the consent of the registered owner of that Debt Security,

          (2) reduce any Debt Security's principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Debt Security,

          (3) reduce any premium payable upon the redemption of a Debt Security without the consent of the registered owner of that Debt Security,

          (4) change the currency (or other property) in which a Debt Security is payable without the consent of the registered owner of that Debt Security,

          (5) impair the right to sue to enforce payments on any Debt Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Debt Security,

          (6) reduce the percentage in principal amount of the outstanding Debt Security of any series or Tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Debt Security of that series or Tranche,

          (7) reduce the requirements for quorum or voting of any series or Tranche without the consent of the registered owner of each outstanding Debt Security of that series or Tranche, or

          (8) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series or Tranche, without the consent of the registered owner of each outstanding Debt Security affected by the modification.

          A supplemental indenture that changes or eliminates any provision of the Indenture that has expressly been included only for the benefit of one or more particular series or Tranches of Debt Securities, or that modifies the rights of the registered owners of Debt Securities of that series or Tranche with respect to that provision, will not affect the rights under the Indenture of the registered owners of the Debt Securities of any other series or Tranche (Indenture, Section 1202).

          The Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the registered owners of Debt Securities, Debt Securities owned by FPL Group Capital or any other obligor upon the Debt Securities or any affiliate of FPL Group Capital or of that other obligor (unless FPL Group Capital, that affiliate or that obligor owns all Debt Securities outstanding under the Indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding.

          If FPL Group Capital solicits any action under the Indenture from registered owners of Debt Securities, FPL Group Capital may, at its option, by signing a written request to the Indenture Trustee, fix in advance a record date for determining the registered owners of Debt Securities entitled to take that action. However, FPL Group Capital will not be obligated to do this. If FPL Group Capital does do this, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Debt Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Debt Securities have authorized that action. For these purposes the outstanding Debt Securities will be computed as of the record date. Any action of a registered owner of any Debt Security under the Indenture will bind every future registered owner of that Debt Security, or any Debt Security replacing that Debt Security, with respect to anything that the Indenture Trustee or FPL Group Capital do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Debt Security (Indenture, Section 104).

          RESIGNATION OF INDENTURE TRUSTEE. The Indenture Trustee may resign at any time with respect to any series of Debt Securities by giving written notice of its resignation to FPL Group Capital. Also, the registered owners of a majority in principal amount of the outstanding Debt Securities of one or more series of Debt Securities may remove the Indenture Trustee any time with respect to the Debt Securities of that series, by delivering an instrument evidencing this action to the Indenture Trustee and FPL Group Capital. The resignation or removal of the Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

          Except with respect to an Indenture Trustee appointed by the registered owners of Debt Securities, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture if:

          (1) no event of default under the Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Indenture exists, and

          (2) FPL Group Capital has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and that successor has accepted that appointment in accordance with the terms of the Indenture (Indenture, Section 910).

          NOTICES. Notices to registered owners of Debt Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Debt Securities.

          TITLE. FPL Group Capital, the Indenture Trustee, and any agent of FPL Group Capital or the Indenture Trustee, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary.

          GOVERNING LAW. The Indenture and the Debt Securities will be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to New York's conflict of law principles, except to the extent that the law of any other jurisdiction is mandatorily applicable.

          REGARDING THE INDENTURE TRUSTEE. In addition to acting as Indenture Trustee, The Bank of New York acts as Security Registrar and Paying Agent under the Indenture and as Guarantee Trustee under the Guarantee Agreement described under "Description of the Guarantee" below. FPL Group Capital also maintains various banking and trust relationships with The Bank of New York.

          SUPPORT AGREEMENT. FPL Group Capital and FPL Group entered into a Support Agreement dated as of December 18, 1985. The registered owners of the Offered Debt Securities are not entitled to enforce the covenants and agreements contained in the Support Agreement. The Support Agreement may be modified or terminated at any time without the consent of those registered owners.


                          DESCRIPTION OF THE GUARANTEE

          GENERAL. This section briefly summarizes some of the provisions of the Guarantee Agreement, dated as of June 1, 1999, between FPL Group and The Bank of New York, as Guarantee Trustee. The Guarantee Agreement was executed for the benefit of the Indenture Trustee, which holds the Guarantee Agreement for the benefit of registered owners of the Debt Securities covered by the Guarantee Agreement. This summary does not contain a complete description of the Guarantee Agreement. You should read this summary together with the Guarantee Agreement for a complete understanding of the provisions that may be important to you and for the definitions of some terms used in this summary that are not defined in this prospectus but are defined in the Guarantee Agreement. The Guarantee Agreement is on file with the SEC and is incorporated by reference in this prospectus. In addition, the Guarantee Agreement is qualified as an indenture under the Trust Indenture Act and is therefore subject to the provisions of the Trust Indenture Act. You should read the Trust Indenture Act for a complete understanding of provisions that may be important to you.

          Under the Guarantee Agreement, FPL Group absolutely, irrevocably and unconditionally guarantees the prompt and full payment, when due and payable (including upon acceleration or redemption), of the principal, interest and premium, if any, on the Debt Securities that are covered by the Guarantee Agreement to the registered owners of those Debt Securities, according to the terms of those Debt Securities and the Indenture. All of the Offered Debt Securities will be covered by the Guarantee Agreement. This guarantee is referred to in this prospectus as the "Guarantee." FPL Group is only required to make these payments if FPL Group Capital fails to pay or provide for punctual payment of any of those amounts on or before the expiration of any applicable grace periods. In the Guarantee Agreement, FPL Group has waived its right to require the Guarantee Trustee, the Indenture Trustee or the registered owners of Debt Securities covered by the Guarantee Agreement to exhaust their remedies against FPL Group Capital prior to bringing suit against FPL Group.

          The Guarantee is a guarantee of payment when due (i.e., the guaranteed party may institute a legal proceeding directly against FPL Group to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against any other person or entity). The Guarantee is not a guarantee of collection.

          SECURITY AND RANKING. The Guarantee is an unsecured obligation of FPL Group, and will rank equally with all other unsecured and unsubordinated indebtedness of FPL Group. There is no limit on the amount of other indebtedness, including guarantees, that FPL Group may issue.

          FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries. Therefore, the Guarantee is effectively subordinated to debt and preferred stock issued by FPL Group's subsidiaries. Neither the Indenture nor the Guarantee Agreement places any limit on the amount of debt or preferred stock that FPL Group's subsidiaries may issue.

          EVENTS OF DEFAULT. An event of default under the Guarantee Agreement will occur upon the failure of FPL Group to perform any of its payment obligations under the Guarantee Agreement. The registered owners of a majority of the aggregate principal amount of the Debt Securities covered by the Guarantee Agreement have the right to

          (1) direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee with respect to the Guarantee Agreement, or

          (2) direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement.

          The Guarantee Trustee must give notice of all defaults known to the Guarantee Trustee to the registered owners of Debt Securities covered by the Guarantee Agreement within 90 days after the occurrence of that default, in the manner and to the extent provided in subsection (c) of Section 313 of the Trust Indenture Act.

          The Guarantee Trustee, the Indenture Trustee and the registered owners of Offered Debt Securities covered by the Guarantee Agreement have all of the rights and remedies available under applicable law and may sue to enforce the terms of the Guarantee Agreement and to recover damages for the breach of the Guarantee Agreement. The remedies of each of the Guarantee Trustee, the Indenture Trustee and the registered owners of Debt Securities covered by the Guarantee Agreement, to the extent permitted by law, are cumulative and in addition to any other remedy now or hereafter existing at law or in equity. At the option of each of the Guarantee Trustee, the Indenture Trustee or the registered owners of Debt Securities covered by the Guarantee Agreement, that person or entity may join the Guarantor in any lawsuit commenced by that person or entity against FPL Group Capital with respect to any obligations under the Guarantee Agreement. Also, that person or entity may recover against the Guarantor in that lawsuit, or in any independent lawsuit against the Guarantor, without first asserting, prosecuting or exhausting any remedy or claim against FPL Group Capital.

          FPL Group is required to deliver to the Guarantee Trustee an annual statement as to its compliance with all conditions under the Guarantee Agreement.

          MODIFICATION. The Guarantor and the Guarantee Trustee may, without the consent of any registered owner of Debt Securities, agree to any changes to the Guarantee Agreement that add additional debt securities to the Guarantee Agreement or that do not materially adversely affect the rights of registered owners. The Guarantee Agreement may be amended with the prior approval of the registered owners of a majority in aggregate principal amount of all Debt Securities covered by the Guarantee Agreement. However, the right of any registered owner of Debt Securities to receive payment under the Guarantee Agreement on the due date of the Debt Securities held by that registered owner, or to institute suit for the enforcement of that payment on or after that due date, may not be impaired or affected without the consent of that registered owner.

          REGARDING THE GUARANTEE TRUSTEE. The Guarantee Trustee, prior to the occurrence of a default by FPL Group in performance of the Guarantee Agreement, will undertake to perform only those duties as are specifically set forth in the Guarantee Agreement and, after default with respect to the Guarantee Agreement, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

          TERMINATION OF THE GUARANTEE AGREEMENT. The Guarantee Agreement will terminate and be of no further force and effect upon full payment of all Debt Securities covered by the Guarantee Agreement.

          GOVERNING LAW. The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable.

                              PLAN OF DISTRIBUTION

          FPL Group Capital may sell the Offered Debt Securities:

          (1) through underwriters or dealers,

          (2) through agents, or

          (3) directly to one or more purchasers.

          THROUGH UNDERWRITERS OR DEALERS. If FPL Group Capital uses underwriters in the sale, the underwriters will acquire the Offered Debt Securities for their own account. The underwriters may resell the Offered Debt Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the Offered Debt Securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to Offered Debt Securities, the obligations of the underwriters to purchase those Offered Debt Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Debt Securities if they purchase any of them. If FPL Group Capital uses a dealer in the sale, FPL Group Capital will sell Offered Debt Securities to the dealer as principal. The dealer may then resell those Offered Debt Securities at varying prices determined at the time of resale.

          Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          THROUGH AGENTS. FPL Group Capital may designate one or more agents to sell Offered Debt Securities. Unless stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

          DIRECTLY. FPL Group Capital may sell Offered Debt Securities directly to one or more purchasers. In this case, no underwriters or agents would be involved.

          GENERAL INFORMATION. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to FPL Group Capital from the sale of Offered Debt Securities, any initial public offering price and other terms of the offering of those Offered Debt Securities.

          FPL Group Capital may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Offered Debt Securities from FPL Group Capital at the public offering price and on terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

          FPL Group Capital and FPL Group may have agreements to indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act of 1933.


                                     EXPERTS

          The audited consolidated financial statements of FPL Group and subsidiaries appearing in FPL Group's Annual Report on Form 10-K incorporated herein by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in said Annual Report on Form 10-K, which report is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          Legal conclusions and opinions specifically attributed to counsel in the documents incorporated by reference in this prospectus have been reviewed by Steel Hector & Davis LLP, West Palm Beach, Florida, counsel to FPL Group, and are set forth on the authority of that firm as experts.


                                 LEGAL OPINIONS

          Steel Hector & Davis LLP, West Palm Beach, Florida and Thelen Reid & Priest LLP, New York, New York, co-counsel to FPL Group and FPL Group Capital, will pass upon the legality of the Offered Debt Securities and the Guarantee for FPL Group Capital and FPL Group. Winthrop, Stimson, Putnam & Roberts, New York, New York will pass upon the legality of the Offered Debt Securities and the Guarantee for any underwriter, dealer or agent. Thelen Reid & Priest LLP and Winthrop, Stimson, Putnam & Roberts may rely as to all matters of Florida law upon the opinion of Steel Hector & Davis LLP. Steel Hector & Davis LLP may rely as to all matters of New York law upon the opinion of Thelen Reid & Priest LLP.


                       -----------------------------------


          YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. NEITHER FPL GROUP CAPITAL NOR FPL GROUP HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. NEITHER FPL GROUP CAPITAL NOR FPL GROUP IS MAKING AN OFFER OF THESE OFFERED DEBT SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting and/or agents compensation, are:

Filing Fee for Registration Statement................................$ 105,600
Legal and Accounting Fees............................................$ 125,000*
Printing (S-3, Prospectus, Prospectus Supplement, etc.)..............$  15,000*
Fees of the Trustees.................................................$  10,000*
Rating Agencies' Fees................................................$  75,000*
Miscellaneous........................................................$  13,400*

Total    ............................................................$ 344,000*

* Estimated

ITEM 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 607.0850 of the Florida Statutes generally permits each registrant to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to the registrant if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the registrant. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, each registrant may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. This Section also permits a corporation further to indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) a transaction in violation of Florida Statutes Section 607.0834 (unlawful distributions to shareholders), or
(4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     Furthermore, Florida Statutes Section 607.0831 provides, in general, that no director shall be personally liable for monetary damages to a registrant or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Florida Statutes Section 607.0834 are applicable, (iv) in a proceeding by or in the right of a registrant to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of a registrant, or willful misconduct, or (v) in a proceeding by or in the right of someone other than a registrant or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term "recklessness," as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the directors; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

     Each registrant's By-laws provide generally that such registrant shall, to the fullest extent permitted by law, indemnify all directors and officers of such registrant, directors, officers, or other employees serving as a fiduciary of an employee benefit plan of such registrant, as well as any employees or agents of such registrant or other persons serving at the request of such registrant in any capacity with any entity or enterprise other than such registrant to whom such registrant has agreed to grant indemnification (each, an "Indemnified Person") to the extent that any such person is made a party or threatened to be made a party or called as a witness or is otherwise involved in any action, suit, or proceeding in connection with his status as an Indemnified Person. Such indemnification covers all expenses incurred by any Indemnified Person (including attorneys' fees) and all liabilities and losses (including judgments, fines and amounts to be paid in settlement) incurred thereby in connection with any such action, suit or proceeding.

     In addition, each registrant carries insurance permitted by the laws of Florida on behalf of directors, officers, employees or agents which may cover, among other things, liabilities under the Securities Act.

ITEM 16.       EXHIBITS.

1       Form of Underwriting Agreement.

*4(a) Restated Articles of Incorporation of FPL Group dated December 31, 1984, as amended through December 17, 1990 (filed as Exhibit 4(a) to Post-Effective Amendment No. 5 to Form S-8, File No. 33-18669).

*4(b) Amendment to FPL Group's Restated Articles of Incorporation dated June 27, 1996 (filed as Exhibit 3 to Form 10-Q for the quarter ended June 30, 1996, File No. 1-8841).

*4(c) By-Laws of FPL Group dated November 15, 1993 (filed as Exhibit 3(ii) to Form 10-K for the year ended December 31, 1993, File No. 1-8841).

*4(d) Articles of Incorporation of FPL Group Capital dated July 31, 1985 (filed as Exhibit 3.1 to Registration Statement No. 33-6215).

*4(e) By-Laws of FPL Group Capital dated January 4, 1988 (filed as Exhibit 4(b) to Registration Statement No. 33-69786).

*4(f) Indenture, dated as of June 1, 1999, between FPL Group Capital and The Bank of New York, as Trustee (filed as Exhibit 4(a) to Form 8-K dated July 16, 1999, File No. 1-8841).

*4(g) Guarantee Agreement between FPL Group (as Guarantor) and The Bank of New York (as Guarantee Trustee) dated as of June 1, 1999 (filed as Exhibit 4(b) to Form 8-K dated July 16, 1999, File No. 1-8841).

4(h) Form of Officer's Certificate relating to the Offered Debt Securities, including form of Offered Debt Securities.

5(a) Opinion and Consent of Steel Hector & Davis LLP, counsel to FPL Group Capital and FPL Group.

5(b) Opinion and Consent of Thelen Reid & Priest LLP, counsel to FPL Group Capital and FPL Group.

*12 Computation of ratio of earnings to fixed charges (filed as Exhibit 12(a) to Form 10-Q of FPL Group for the quarter ended March 31, 2000, File No. 1-8841, and Exhibit 12(a) to Form 10-K of FPL Group for the year ended December 31, 1999, File No. 1-8841).

23(a)   Independent Auditors' Consent of Deloitte & Touche LLP.

23(b) Consent of Thelen Reid & Priest LLP (included in opinion, attached hereto as Exhibit 5(b)).

23(c) Consent of Steel Hector & Davis LLP (included in opinion, attached hereto as Exhibit 5(a)).

24 Powers of Attorney (included on the signature pages of this registration statement).

25(a) Statement of Eligibility on Form T-1 of The Bank of New York, as Guarantee Trustee.

25(b) Statement of Eligibility on Form T-1 of The Bank of New York, as Indenture Trustee.

*Incorporated herein by reference as indicated.

ITEM 17.       UNDERTAKINGS.

          The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement
               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; or (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that the registrants need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act, which are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of FPL Group's Annual Report pursuant to Section 13(a) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant against which the claim is asserted will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, FPL Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida, on the 12th day of June, 2000.

                                      FPL GROUP, INC.


                                      By     /s/ James L. Broadhead
                                        -------------------------------------
                                      James L. Broadhead, Chairman of the Board,
                                      Chief Executive Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                         Title                            Date
---------                                         -----                            ----
/s/ James L. Broadhead                  Chairman of the Board, Chief
------------------------------------    Executive Officer and Director
James L. Broadhead                      (Principal Executive Officer)           June 12, 2000


/s/ K. Michael Davis                    Controller and Chief Accounting
------------------------------------    Officer (Principal Financial and
K. Michael Davis                        Accounting Officer)                     June 12, 2000


/s/ H. Jesse Arnelle                    Director                                June 12, 2000
------------------------------------
H. Jesse Arnelle


                                        Director
------------------------------------
Sherry S. Barrat


                                        Director
------------------------------------
Robert M. Beall, II


/s/ J. Hyatt Brown                      Director                                June 12, 2000
------------------------------------
J. Hyatt Brown


                                      II-4


Signature                                         Title                            Date
---------                                         -----                            ----

                                        Director
------------------------------------
Armando M. Codina


                                        Director
------------------------------------
Marshall M. Criser


/s/ Willard D. Dover                    Director                                June 12, 2000
------------------------------------
Willard D. Dover


/s/ Alexander W. Dreyfoos, Jr.          Director                                June 12, 2000
------------------------------------
Alexander W. Dreyfoos Jr.


/s/ Paul J. Evanson                     Director                                June 12, 2000
------------------------------------
Paul J. Evanson


                                        Director
------------------------------------
Drew Lewis


/s/ Frederic V. Malek                   Director                                June 12, 2000
------------------------------------
Frederic V. Malek


                                        Director
------------------------------------
Paul R. Tregurtha


                                POWER OF ATTORNEY


     Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, FPL Group Capital Inc certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida, on the 12th day of June, 2000.

                                      FPL GROUP CAPITAL INC


                                      By     /s/ James L. Broadhead
                                        -------------------------------------
                                      James L. Broadhead
                                      President, Chief Executive Officer
                                      and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                         Title                            Date
---------                                         -----                            ----
/s/ James L. Broadhead                  President, Chief Executive Officer
------------------------------------    and Director (Principal Executive
James L. Broadhead                      Officer)                                June 12, 2000


/s/ Lewis Hay, III                      Vice President, Chief Financial
------------------------------------    Officer and Director (Principal
Lewis Hay, III                          Financial Officer)                      June 12, 2000


/s/ K. Michael Davis                    Controller and Chief Accounting
------------------------------------    Officer (Principal Accounting
K. Michael Davis                        Officer)                                June 12, 2000


/s/ Robert L. McGrath                   Vice President, Treasurer, Assistant
------------------------------------    Secretary and Director                  June 12, 2000
Robert L. McGrath

                                  EXHIBIT INDEX

1       Form of Underwriting Agreement.

4(h) Form of Officer's Certificate relating to the Offered Debt Securities, including form of Offered Debt Securities.

5(a) Opinion and Consent of Steel Hector & Davis LLP, counsel to FPL Group Capital and FPL Group.

5(b) Opinion and Consent of Thelen Reid & Priest LLP, counsel to FPL Group Capital and FPL Group.

23(a)   Independent Auditors' Consent of Deloitte & Touche LLP.

23(b) Consent of Thelen Reid & Priest LLP (included in opinion, attached hereto as Exhibit 5(b)).

23(c) Consent of Steel Hector & Davis LLP (included in opinion, attached hereto as Exhibit 5(a)).

24 Powers of Attorney (included on the signature pages of this registration statement).

25(a) Statement of Eligibility on Form T-1 of The Bank of New York, as Guarantee Trustee.

25(b) Statement of Eligibility on Form T-1 of The Bank of New York, as Indenture Trustee.